UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

INOZYME PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street Suite 400
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 330-4340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On April 8, 2024, Inozyme Pharma, Inc. (the “Company”) issued a press release announcing positive topline data from its ongoing Phase 1/2 clinical trials of INZ-701 in adults with ABCC6 Deficiency and ENPP1 Deficiency. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On April 8, 2024, the Company announced positive topline data from its ongoing Phase 1/2 clinical trials of INZ-701 in adults with ABCC6 Deficiency and ENPP1 Deficiency.

Summary of Topline Data for Phase 1/2 Clinical Trial of INZ-701 for ABCC6 Deficiency

The ongoing Phase 1/2 clinical trial in ABCC6 Deficiency (clinically diagnosed as pseudoxanthoma elasticum (“PXE”)) enrolled 10 adults with heavy disease burden, as evidenced by serious cardiovascular disease and retinal disease. The patients were assigned to three dose cohorts of INZ-701: 0.2 mg/kg (n=3), 0.6 mg/kg (n=3), and 1.8 mg/kg (n=4).

Exploratory Clinical and Efficacy Data

Exploratory markers of clinical benefit were collected throughout the trial to provide evidence of the potential for disease modification with ongoing INZ-701 treatment. Notable changes were observed, including:

•

Reduction or stabilization of carotid intima-media thickness (“cIMT”), a predictive marker for cardiovascular disease and stroke that increases at a faster rate in people with PXE than in the general population, was observed across all dose cohorts (seven of eight evaluable patients), indicating a potential beneficial effect of INZ-701 on vascular pathology.

•	Increased choroidal thickness was observed across all dose cohorts (seven of eight evaluable patients), which indicates a potential beneficial effect of INZ-701 on retinal disease.

•

Four of six evaluable patients with Global Visual Function Questionnaire (“VFQ-25”) scores below normal at baseline improved over 48 weeks. Improvement in visual function was greater in older patients. A correlation between improvements in VFQ-25 and increases in choroidal thickness was preserved after 48 weeks.

•

All evaluable patients (nine of nine) showed improvement from baseline on Global Impression of Change (“GIC”) scores reported by clinicians (“C-GIC”), and seven of nine evaluable patients showed improvement from baseline on GIC scores reported by patients (“P-GIC”).

Pharmacodynamic and Pharmacokinetic Data

•	Rapid increase in plasma pyrophosphate (“PPi”) levels observed at 1.8 mg/kg dose level and was sustained to levels comparable to those observed in the Company’s study of healthy subjects (n=10).

Safety Data

•	INZ-701 was generally well-tolerated and exhibited a favorable safety profile, with no serious or severe adverse events.

•	All adverse events were mild to moderate in severity.

•	Eight patients remain in the trial and seven continue on home self-administration of INZ-701 treatment.

•	Time on study ranged from 45 to over 631 days. Total time on treatment across all cohorts corresponds to approximately 12+ patient-years.

Anti-Drug Antibody Data

•	INZ-701 exhibited a favorable immunogenicity profile with low titers of non-neutralizing anti-drug antibodies (“ADAs”) observed in eight of 10 patients.

•	The ADA levels were transient in three of eight patients.

Natural History Studies

The Company conducted a comprehensive retrospective, natural history study, and a prospective, longitudinal, observational study to characterize the natural progression of early-onset ABCC6 Deficiency and inform future clinical trial design. Findings indicate a substantial disease burden among pediatric patients with ABCC6 Deficiency, manifesting in a high incidence of major clinical events, notably stroke, severe neurological disease, and severe cardiovascular disease, occurring early in life. Seven out of 12 patients across the natural history studies either experienced stroke or are at risk, with strokes resulting in severe outcomes such as seizure disorders, paresis, and significant disability. Furthermore, 10 out of 12 patients were diagnosed with GACI Type 2, underscoring the considerable morbidity risk among pediatric survivors beyond the critical infancy period.

Development Plans for INZ-701 in Pediatric ABCC6 Deficiency

Given the high risk of cerebrovascular disease in the pediatric population, the Company believes that endpoints predictive of ischemic stroke (for example, progression of cerebral vasculopathy) may provide a suitable basis for Accelerated Approval in the U.S. and Conditional Marketing Authorisation in the EU of INZ-701 in children with ABCC6 Deficiency. The Company plans to work expeditiously with the U.S. Food and Drug Administration (the “FDA”) and the European Medicines Agency on a pivotal trial design. Subject to regulatory review and sufficient funding, the Company expects to initiate a pivotal trial in pediatric patients with ABCC6 Deficiency in the first quarter of 2025.

Summary of Topline Data for Phase 1/2 Clinical Trial of INZ-701 for ENPP1 Deficiency

Thirteen adults with ENPP1 Deficiency were enrolled in the ongoing Phase 1/2 clinical trial across three twice weekly dose cohorts (0.2 mg/kg [n=3], 0.6 mg/kg [n=3], and 1.8 mg/kg [n=3]) and one once-weekly dose cohort (1.2 mg/kg [n=4]) of INZ-701.

Exploratory Biomarker Data

Exploratory biomarker data were collected throughout the trial to provide evidence of the potential for disease modification with ongoing treatment with INZ-701. Notable changes in key biomarkers were observed and support the Company’s clinical hypothesis, including:

•	Significant reduction of fibroblast growth factor-23 in the 1.8 mg/kg dose cohort (Cohort 3) through week 48.

•

Increase in bone specific alkaline phosphatase levels and decrease in c-telopeptide in the 1.8 mg/kg dose cohort (Cohort 3) through week 48, which indicate the restoration of proper bone mineralization.

Exploratory Efficacy Data

Outcome measures were collected to assess the potential clinical benefit of ongoing treatment with INZ-701 and to inform the design and patient selection of future trials in adolescents and adults. Notable changes in patient reported outcomes and functional outcomes were observed in all three twice-weekly dose cohorts, including:

•	Favorable responses on the Patient-Reported Outcome Measurement Information Scales (PROMIS) of Pain Intensity, Fatigue and Pain Interference and P-GIC were maintained.

Pharmacodynamic and Pharmacokinetic Data

•	Data from the once-weekly dose cohort showed increased PPi levels comparable to those observed in the Company’s study of healthy subjects (n=10).

•	Consistent exposure was observed with 1.2 mg/kg once weekly dosing when compared to 0.6 mg/kg twice weekly dosing.

•	Long-term data showed a sustained increased PPi levels in the once-weekly dose cohort.

Safety Data

•	INZ-701 was generally well-tolerated and exhibited a favorable safety profile, with no serious or severe adverse events attributed to INZ-701 and no adverse events leading to study withdrawal.

•	Eleven patients remain in the trial and 10 continue on home self-administration of INZ-701 treatment.

•	Time on study ranged from 22 to over 742 days. Total time on treatment across all dose cohorts corresponds to approximately 12+ patient-years.

ADA Data

•	INZ-701 exhibited a favorable immunogenicity profile with low titers of non-neutralizing ADAs observed in 11 of 14 patients.

•	The ADA levels were transient in three of 11 patients.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated April 8, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the initiation, timing, and design of the Company’s planned clinical trials, the Company’s regulatory strategy, including the Company’s plan to seek accelerated approval in the U.S. and conditional approval in the EU and the potential benefits of INZ-701. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to conduct its ongoing clinical trials of INZ-701 for ENPP1 Deficiency, ABCC6 Deficiency and calciphylaxis; enroll patients in ongoing and planned trials; obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in preclinical studies and clinical trials; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; advance the development of its product candidates under the timelines it anticipates in planned and future clinical trials; obtain, maintain, and protect intellectual property rights related to its product candidates; manage expenses; comply with the covenants under its outstanding loan agreement; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.

Date: April 8, 2024	By:	/s/ Douglas A. Treco
	Name:	Douglas A. Treco
	Title:	Chief Executive Officer